Exhibit 5.1
Cooper Industries, Ltd.
600 Travis, Suite 5800
P.O Box 4446
Houston
Texas 77002-1001
Attention: Terrance Helz

Dear Sirs	7 August 2006
Cooper Industries, Ltd. (the “Company”)
We have acted as legal counsel in Bermuda to the Company in connection with the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 in relation to the registration of an additional 200,000 Class A Common Shares of par value US$0.01 each (the “Shares”) in the share capital of the Company (the “Registration Statement”) which Shares have been reserved for issuance under the Cooper Industries, Ltd. Amended and Restated Directors’ Stock Plan (the “Plan”).
For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Plan.
Assumptions
In stating our opinion we have assumed:
(a)	the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

Cooper Industries, Ltd.
600 Travis, Suite 5800
P.O Box 4446
Houston
Texas 77002-1001
7 August 2006
(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	the authority, capacity and power of each of the persons signing the Documents (other than the Company in respect of the Plan);

(e)	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)	that the Plan constitutes the legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(g)	that the Plan has been validly authorised, executed and delivered by each of the parties thereto, other than the Company, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Company purportedly delivered the Plan has actually received and accepted delivery of such Plan;

(h)	that the Plan will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the State of Texas and the applicable Federal laws by which it is expressed to be governed;

(i)	that the Plan is in the proper legal form to be admissible in evidence and enforced in the courts of Texas and in accordance with the laws of the State of Texas and applicable Federal laws;

(j)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the Plan or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Plan is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

Cooper Industries, Ltd.
600 Travis, Suite 5800
P.O Box 4446
Houston
Texas 77002-1001
7 August 2006
(k)	that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company and Shareholders in meetings which were duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to effect entry by the Company into the Plan, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(l)	that the Company has entered into its obligations under the Plan in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Plan would benefit the Company;

(m)	that when the Shares are issued in accordance with the terms of the Plan, the issue price (in whatever form) will not be less than the par value of the Shares;

(n)	that, to the extent a committee is appointed by the Board to act on its behalf to administer the Plan, at the time of issue of any Shares pursuant to the exercise of any awards, the committee remains a duly constituted committee of the Board having the same powers and authorities as it has at the date of this opinion.
Opinion
Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that when duly issued and paid for pursuant to and in accordance with the terms of the Plan, the Resolutions, and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid, non-assessable shares of the Company.
Reservations
We have the following reservations:
(a)	The term “enforceable” as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

Cooper Industries, Ltd.
600 Travis, Suite 5800
P.O Box 4446
Houston
Texas 77002-1001
7 August 2006
(b)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(c)	Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of the shares, that; no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(d)	Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(e)	We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Plan by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.
(f)	We have relied upon statements and representations made to us in the Certificate provided to us by an authorised officer of the Company for the purposes of this opinion. We have made no independent verification of the matters referred to in the Certificate, and we qualify such opinion to the extent that the statements or representations made in the Certificate are not accurate in any respect.
     Disclosure
This opinion is addressed to you solely for your benefit in connection with the Registration Statement and is not to be made available to any other person or entity, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. We consent to the filing of this opinion as an exhibit to the Registration Statement.

Cooper Industries, Ltd.
600 Travis, Suite 5800
P.O Box 4446
Houston
Texas 77002-1001
7 August 2006
Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.
This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.
Yours faithfully

/s/ Appleby Spurling Hunter Appleby Spurling Hunter

SCHEDULE
1.	An electronic draft of the Registration Statement on Form S-8, pursuant to which the Company will register an additional 200,000 Class A Common Shares of par value US$0.01 each in the share capital of the Company excluding the exhibits and excluding the documents incorporated by reference (the “Registration Statement”).

2.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws adopted 14 May 2002 for the Company (collectively referred to as the “Constitutional Documents”).

3.	A certified copy of the Minutes of the Meeting of the Board of Directors of the Company held on 14 February 2006 at which the Plan and the Shares to be issued thereunder were approved, subject to the approval of the Company’s Shareholders.

4.	A certified copy of the Minutes of the Annual General Meeting of the Shareholders of the Company held on 25 April 2006 at which the Plan was approved.

(The documents referred to in 3. and 4. above are collectively referred to as the “Resolutions”).

5.	A certified copy of the Register of Directors and Officers in respect of the Company.

6.	A certified copy of the Cooper Industries, Inc. Amended and Restated Directors’ Stock Plan (Amended and Restated on 14 February 2006).

7.	An Officers Certificate (the “Certificate”) dated 7 August 2006 and signed by Terrance V. Helz, the Associate General Counsel and Secretary of the Company.

8.	A copy of the Notice to the Public issued by the Bermuda Monetary Authority on 1 June 2005, providing general permission for the issue and subsequent transfer of securities of a Bermuda company where any equity securities of such Bermuda company are listed on an Appointed Stock Exchange (as defined therein).